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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Chicago Title Corporation:


     We consent to the use of our reports dated February 5, 1999 on the consolidated financial statements and financial statement schedules of Chicago Title Corporation incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Fidelity National Financial, Inc. and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the joint proxy statement/prospectus which is part of this Registration Statement.


KPMG LLP

Chicago, Illinois

December 27, 1999